UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                July 30, 2015

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 30, 2015, IntraLinks Holdings, Inc. (the “Company”) entered into a stipulation and agreement of settlement (“Settlement”) that will resolve the federal securities class action lawsuit filed in 2011 against the Company and other defendants, captioned Wallace v. IntraLinks Holdings, Inc. et al, Case No. 1:11-cv-08861-TPG (the “Securities Class Action”), which is pending in the United States District Court for the Southern District of New York (the “District Court”). The current and former officers, directors and underwriters named as defendants in the Securities Class Action have also entered into the Settlement. The Settlement provides for the resolution of all of the pending claims in the Securities Class Action, without any admission or concession of wrongdoing or liability by the Company or the other defendants. The Company and the other defendants continue to maintain that they have meritorious defenses to all claims alleged in the Securities Class Action. The Company and the other defendants agreed to the Settlement to avoid further expense, inconvenience, and the distraction and inherent risks of burdensome and protracted litigation.

Pursuant to the Settlement, the defendants will pay $14.0 million (the “Settlement Amount”) for a full and complete release of all claims that were or could have been asserted against the Company or other defendants in the Securities Class Action.  The Company currently expects that the full Settlement Amount will be paid for and covered by the Company’s insurers.  The Settlement is subject to preliminary and final approval by the District Court and certain other conditions.

Forward-Looking Statement Safe Harbor

Some of the statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to our operations and are based on our current expectations, estimates and projections. Words such as “subject to,” may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “goals,” “in our view” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the ability to secure preliminary and/or final approval from the District Court, the extent to which individual class members who would otherwise be entitled to participate in the Settlement request exclusion from the Securities Class Action and pursue individual claims, the ability to overcome any objections or appeals regarding the Settlement, and the risks, uncertainties and other factors described under the heading "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in Item 2 of Part I of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the Securities and Exchange Commission, or the SEC, on May 8, 2015 and under the heading "Risk Factors" in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 13, 2015. You are strongly encouraged to read those sections carefully as the occurrence of the events described therein and elsewhere in this report could materially harm our business. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these statements speak only as of the date they were made and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2015
INTRALINKS HOLDINGS, INC.

By:     /s/ Scott N. Semel
Scott N. Semel
Executive Vice President,
General Counsel and Secretary